Exhibit 10



                           LINDBERG CORPORATION
                        SUPPLEMENTAL PENSION PLAN
                        -------------------------
                         (As Amended and Restated
                             Effective as of
                            September 5, 2000)









                            Mayer, Brown & Platt
                                  Chicago

                             TABLE OF CONTENTS


                                                             PAGE

SECTION 1  General . . . . . . . . . . . . . . . . . . . . . . .1
     1.1.  History, Purpose and Effective Date . . . . . . . . .1
     1.2.  Plan Administration; Plan Year. . . . . . . . . . . .1
     1.3.  Source of Benefits. . . . . . . . . . . . . . . . . .1
     1.4.  Indemnification and Exculpation . . . . . . . . . . .2
     1.5.  Applicable Laws . . . . . . . . . . . . . . . . . . .2
     1.6.  Gender and Number . . . . . . . . . . . . . . . . . .2
     1.7.  Action by Company . . . . . . . . . . . . . . . . . .2
     1.8.  Severability of Plan Provisions . . . . . . . . . . .2
     1.9.  Notices . . . . . . . . . . . . . . . . . . . . . . .3
     1.10. Defined Terms . . . . . . . . . . . . . . . . . . . .3

SECTION 2  Participation . . . . . . . . . . . . . . . . . . . .3
     2.1.  Participation . . . . . . . . . . . . . . . . . . . .3
     2.2.  Plan Not Contract of Employment . . . . . . . . . . .3

SECTION 3  Supplemental Benefit. . . . . . . . . . . . . . . . .3

SECTION 4  Vesting and Payment of Supplemental Benefits. . . . .5
     4.1.  Vesting . . . . . . . . . . . . . . . . . . . . . . .5
     4.2.  Time of Payment of Supplemental Benefit to
               Participant . . . . . . . . . . . . . . . . . . .5
     4.3.  Form of Payment to Participant. . . . . . . . . . . .5
     4.4.  Payment of Plan Benefits to Beneficiaries . . . . . .6
     4.5.  Facility of Payment . . . . . . . . . . . . . . . . .6
     4.6.  Benefits May Not Be Assigned or Alienated . . . . . .6
     4.7.  Tax Liability . . . . . . . . . . . . . . . . . . . .6
     4.8.  Company Discretion to Accelerate. . . . . . . . . . .7

SECTION 5  Administration. . . . . . . . . . . . . . . . . . . .7
     5.1.  Committee Membership and Authority. . . . . . . . . .7
     5.2.  Allocation and Delegation of Committee
                Responsibilities and Powers. . . . . . . . . . .8
     5.3.  Information to be Furnished to Committee. . . . . . .8
     5.4.  Committee's Decision Final. . . . . . . . . . . . . .8

SECTION 6  Amendment and Termination . . . . . . . . . . . . . .9
     6.1.  Amendment and Termination . . . . . . . . . . . . . .9
     6.2.  Merger. . . . . . . . . . . . . . . . . . . . . . . .9

SECTION 7  Change of Control . . . . . . . . . . . . . . . . . .9
     7.1.  Definition. . . . . . . . . . . . . . . . . . . . . .9
     7.2.  Effect of Change of Control . . . . . . . . . . . . 10

                         LINDBERG CORPORATION
                      SUPPLEMENTAL PENSION PLAN
                      -------------------------
                            SECTION  1
                            ----------
                              General
                              -------

     1.1. History, Purpose and Effective Date. Lindberg
          -----------------------------------
Corporation (the "Company"), has established the Lindberg Corporation Supplemental Pension Plan (the "Plan"),to enable the eligible employees of the Company to receive retirement income and other benefits in addition to the retirement income and other benefits payable under the qualified plans of the Company. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to September 5, 2000, the effective date of the Plan as set forth herein. The Plan is not intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or to be subject to Parts 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of section 301(a)(3) of ERISA.

     1.2. Plan Administration; Plan Year.  The Plan shall be
          ------------------------------
administered by the Lindberg Corporation Pension and Employee Benefits Committee (the "Committee"), as more fully described in
Section 5. The "Plan Year" means the 12-consecutive-month period beginning on each January 1 and ending on the following
December 31.

     1.3. Source of Benefits.  The amount of any benefit payable
          ------------------
under the Plan will be paid in cash from the general assets of the Company. Such amounts payable shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No employee or other individual entitled to benefits under the Plan shall have any right, title or interest whatever in any assets of the Company or to any investment reserves, accounts or funds that the Company may purchase, establish or accumulate to aid in providing the benefits under the Plan. Nothing contained in the Plan and no action taken pursuant to its provisions shall create a trust or fiduciary relationship of any kind between the Company and an employee or any other person.

Neither an employee or beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

     1.4. Indemnification and Exculpation.  The members of the
          -------------------------------
Committee, and its agents, and the officers, directors, and employees of the Company and its affiliates shall be indemnified and held harmless by the Company against and from any and all loss, costs, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provisions shall not be applicable to any person if the loss, costs, liability, or expense is due to such person's gross negligence or willful misconduct.

     1.5. Applicable Laws.  The Plan shall be construed and
          ---------------
administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.6. Gender and Number.  Where the context admits, words in
          -----------------
any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.7. Action by Company.  Except as specified herein, any
          -----------------
action required of or permitted by the Company under the Plan shall be by approval of the Committee or any person or persons authorized by the Committee.

     1.8. Severability of Plan Provisions.  In the event any
          -------------------------------
provision of the Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the right to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

     1.9. Notices.  Any notice or document required to be filed
          -------
with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.10.     Defined Terms.  Terms used frequently with the
               -------------
same meaning are indicated by initial capital letters, and are defined throughout the Plan.


                            SECTION  2
                            ----------
                           Participation
                           -------------

     2.1. Participation.  The Company by resolution of its Board
          -------------
of Directors from time to time shall designate those employees of the Company who are "Participants" in the Plan. The Committee shall maintain a record of all such actions, including the dates thereof and the names of affected employees.

     2.2. Plan Not Contract of Employment.  The Plan does not
          -------------------------------
constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.


                            SECTION  3
                            ----------
                       Supplemental Benefit
                       --------------------

A Participant's "Supplemental Benefit", payable in the form of a ten year certain and life annuity, shall be a monthly amount equal to:

     (a) the product of .0334 times the Participant's Final Average Pay times his Years of Benefit Service not in excess of 15 and, if a Participant's benefit commences prior to his attainment of age 62, reduced by .3% for each month that payment precedes his 62nd birthday;

                               LESS
                               ----

     (b) the amount of the Accrued Benefit payable under the Lindberg Corporation Pension Plan, as such plan may be amended from time to time (the "Pension Plan"), expressed in the form of a ten-year certain and life annuity, and reduced to the amount that would be payable to the Participant from the Pension Plan if he elected commencement in that form at the same time payment of his Supplemental Benefit commences.

For purposes of the foregoing, "Pay" shall have the same meaning as the identical term in the Pension Plan without regard to any limitation imposed by section 401(a)(17) of the Code, "Final Average Pay" shall mean the monthly average of a Participant's Pay for the period of three calendar years during which he received the largest total amount of Pay within the 10 years preceding his termination of employment, and "Years of Benefit Service" shall have the same meaning as the identical term in the Pension Plan. Notwithstanding the foregoing, in the event any Participant becomes entitled to benefits pursuant to the terms of an individual agreement (including, but not limited to, an employment agreement or severance agreement) (each an "Individual Agreement") as a result of a Change of Control (as defined in subsection 7.1):

     (1) any compensation payable to the Participant pursuant to an Individual Agreement for periods after his termination of employment ("Post-Termination Compensation") shall be considered "Pay" for purposes of the Plan to the extent such compensation would have been considered "Pay" if the compensation had been paid to the Participant in the normal course of employment with the Company;

     (2) any period to which Post-Termination Compensation relates shall be considered Years of Benefit Service for purposes of the Plan to the extent such period would have been included in the Participant's Years of Benefit Service if he remained employment during such period; and

     (3) any period to which Post-Termination Compensation relates shall be taken into account as years prior to the Participant's termination of employment for purposes of determining his Final Average Pay for purposes of the Plan.

                            SECTION  4
                            ----------
           Vesting and Payment of Supplemental Benefits
           --------------------------------------------

     4.1. Vesting.  Subject to subsection 4.5, a Participant
          -------
shall become vested and have a nonforfeitable interest in his Supplemental Benefit on the later of (a) the day he is credited with 10 Years of Vesting Service (as defined under the Pension
Plan) and (b) the end of his third full year of participation in this Plan. In addition, a Participant who dies while employed by the Company shall be fully vested in the Supplemental Benefit accrued at the time of his death. Notwithstanding the foregoing provisions of this subsection 4.1, a Participant or his beneficiary shall have no right to any benefits under the Plan if the Committee determines that he engaged in a willful, deliberate or grossly negligent act of commission or omission which is substantially injurious to the finances or reputation of the Company.

     4.2. Time of Payment of Supplemental Benefit to Participant.
          ------------------------------------------------------
A Participant's vested Supplemental Benefit shall commence to be paid as of the first day of the month following the later of the Participant's fifty-fifth (55th) birthday or the day he terminates his employment with the Company (with the first such payment to be made as soon as practical thereafter).

     4.3. Form of Payment to Participant.  The normal form of
          ------------------------------
payment to a Participant is a ten-year certain and life annuity. A Participant may elect a lump sum, or any form of payment available under the Pension Plan (which need not be the same form in which he receives his Pension Plan benefit) which is the Actuarial Equivalent (as defined in the Pension Plan) of the normal form, provided that no such election of an alternative form of payment shall be valid if it has not been in effect for at least six (6) months prior to the Participant's termination of employment. Subject to the foregoing condition, a Participant may make a new election of a different form of payment at any time, which election will automatically revoke any prior election. Accordingly, if for example a Participant elects an alternative form of payment a year prior to his termination of employment, but during the six-month period immediately preceding his termination of employment makes a new election of a different alternative form, such new election will be invalid because of the failure to satisfy the six-month rule and he will be paid in the normal form. If a Participant elects payment in the form of a lump sum, such lump sum shall be calculated using the Applicable Treasury Rate and Applicable Mortality Table, as defined in the Pension Plan.

     4.4. Payment of Plan Benefits to Beneficiaries.  If a
          -----------------------------------------
Participant dies after he has commenced the payment of his Supplemental Benefit, his Beneficiary shall receive what remains, if anything, of the payments guaranteed under the form of payment elected by the Participant. If a vested Participant dies before he has commenced the payment of his Supplemental Benefit, his Beneficiary shall receive 120 monthly payments in the amount that would have been paid to the Participant had he terminated employment on the day before his death, commencing on the first day of the month following the later of the date of the Participant's death or the date he would have attained age 55. For purposes of this Plan, a Participant's "Beneficiary" shall be any person or persons he designates in writing, provided that in the absence of such designation his Beneficiary shall be his surviving spouse, if the Participant is married at the time of his death, or if he is not married, his estate.

     4.5. Facility of Payment.  If, in the Committee's opinion, a
          -------------------
Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, payment will be made to the conservator or other person legally charged with the care of his person or his estate or, if no such legal conservator will have been appointed, then to any individual (for the benefit of such Participant or other person entitled to benefits under the Plan) whom the Committee may from time to time approve.

     4.6. Benefits May Not Be Assigned or Alienated.  The
          -----------------------------------------
Supplemental Benefit payable to, or on account of, any Participant or Beneficiary under the Plan may not be voluntarily or involuntarily assigned or alienated, and any attempt to do so shall cause such Supplemental Benefit to be forfeited.

     4.7. Tax Liability.  The Company may withhold from any
          -------------
payment of Supplemental Benefit hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     4.8. Company Discretion to Accelerate.  The Company, by
          --------------------------------
resolution of its Board of Directors, may accelerate the date of distribution of any benefits payable under the Plan to or on behalf of any Participant to the extent that the Company determines that such acceleration is in the best interests of the Company because of changes in tax laws or accounting principles, Department of Labor regulations, or any other reason which negates or diminishes the continued value of the Plan to the Company or Participant. The amount distributed pursuant to this subsection will be paid in the form of a lump sum. In the event of acceleration in accordance with this subsection, the Applicable Treasury Rate and Applicable Mortality Table will be used to determine the present value of the Supplemental Benefit.


                            SECTION  5
                            ----------
                          Administration
                          --------------

     5.1. Committee Membership and Authority.  The Committee
          ----------------------------------
shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the
Plan:

     (a) to adopt and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

     (c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

     (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

     (e)       to direct all payments of benefits under the Plan;
               and

     (f) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

     5.2. Allocation and Delegation of Committee Responsibilities
          -------------------------------------------------------
and Powers.  In exercising its authority to control and manage
----------
the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time.

     5.3. Information to be Furnished to Committee.  The Company
          ----------------------------------------
shall furnish the Committee such data and information as may be required for it to discharge its duties and the records of the Company shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

     5.4. Committee's Decision Final.  Any interpretation of the
          --------------------------
Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

                            SECTION  6
                            ----------
                    Amendment and Termination
                    -------------------------

     6.1. Amendment and Termination.  The Company and the
          -------------------------
Committee have the right to amend the Plan from time to time, and the right to terminate it; provided, however, that no such amendment or termination of the Plan will:

     (a) reduce or impair the interests of Participants in benefits being paid under the Plan as of the date of amendment or termination, as the case may be;
               or

     (b) reduce the amount of Plan benefits payable to or on account of any employee of an Employer to an amount which is less than the amount to which he would be entitled in accordance with the provisions of the Plan if the employee terminated employment immediately prior to the date of the amendment or termination, as the case may be.

   6.2. Merger.  The Company will not merge or consolidate with
        ------
any other corporation, or liquidate or dissolve, without making suitable arrangements, satisfactory to the Committee, for the payment of any benefits payable under the Plan.


                            SECTION  7
                            ----------
                        Change of Control
                        -----------------

   7.1. Definition.  "Change of Control" means the happening of
        ----------
any of the following events:

   (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or there is an offer to holders of the common stock generally relating to the acquisition of their shares, and as a result of such merger, consolidation, reorganization or offer, less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation, reorganization or offer;

   (b) The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Company immediately before or after such sale; or

   (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

   7.2. Effect of Change of Control.  Notwithstanding any
        ---------------------------
other provisions of the Plan to the contrary, in the event of a Change of Control:

   (a) each Participant shall immediately be fully vested in any benefits accrued under Section 3 and any additional benefits payable pursuant to the terms of an Individual Agreement (without regard to whether all conditions for receipt of such benefits have been satisfied); and

   (b) each Participant (or his Beneficiary) shall be paid a lump sum payment in cash within 30 days of the Change of Control equal to the actuarially determined present value of his accrued benefit under Section 3 and, if applicable, his additional pension benefits payable under the terms of any Individual Agreement.

For purposes of paragraph (b) next above, the lump sum payment shall be calculated using the Applicable Treasury Rate and Applicable Mortality Table, and the benefit to be converted into the lump sum shall be the normal form under Section 3, determined as though the Participant had attained the greater of age 62 or his actual age as of the date of the Change of Control and the actuarial present value of the benefits payable to the Participant shall be computed as of the date of the Change of Control assuming the Participant commenced benefits at the later of the Participant's current age or at age 55.